Exhibit 99.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”) is effective as of May 1, 2013, (the “Effective Date”), by and between LPS     MANAGEMENT, LLC, a Delaware limited liability corporation (the “Company”), and Hugh R. Harris (the “Employee”). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:
1.Purpose and Release. The purpose of this Agreement is (i) except as otherwise specifically provided in this Agreement, to terminate all prior agreements between the Company, and any of its affiliates, and Employee relating to the subject matter of this Agreement, (ii) to recognize Employee’s significant contributions to the overall financial performance and success of the Company, (iii) to protect the Company’s business interests through the addition of restrictive covenants, and (iv) to provide a single, integrated document which shall provide the basis for Employee’s continued employment by the Company. In consideration of the execution of this Agreement and the termination of all such prior agreements (except to the extent otherwise specifically provided in this Agreement), the parties each release all rights and claims that they have, had or may have arising under such prior agreements.
1.    Employment and Duties. Subject to the terms and conditions of this Agreement, the Company employs Employee to serve as its President and Chief Executive Officer. Employee accepts such employment and agrees to undertake and discharge the duties, functions and responsibilities commensurate with the aforesaid position and such other duties and responsibilities as may be prescribed from time to time by the Board of Directors of the Company (the “Board”) or Board Chairman (“Chairman”). Employee shall devote substantially all of his business time, attention and effort to the performance of his duties hereunder and shall not engage in any business, profession or occupation, for compensation or otherwise without the express written consent of the Chairman or Board, other than personal investment, charitable, or civic activities or other matters that do not conflict with Employee’s duties.
2.    Term. This Agreement shall commence on the Effective Date and, unless terminated as set forth in Section 9, continue through December 31, 2016. This Agreement shall be extended automatically for successive one (1) year periods (the initial period and any extensions being collectively referred to as the “Employment Term”), unless either party terminates this Agreement as of the end of the then-current period by giving written notice at least ninety (90) days prior to the end of that period. Notwithstanding any termination of this Agreement or Employee’s employment, in addition to provisions of this Agreement to which Section 17 refers, Sections 9 and 10 shall remain in effect until all obligations and benefits that accrued prior to termination are satisfied.
3.    Salary. During the Employment Term, Company shall pay Employee an annual base salary, before deducting all applicable withholdings, of no less than $880,000 per year, payable at the time and in the manner dictated by Company’s standard payroll policies. Such minimum annual base salary may be periodically reviewed and increased (but not decreased without Employee’s express written consent) at the discretion of the Board or Compensation Committee of the Board (the “Committee”) to reflect, among other matters, cost of living increases and performance results

(such annual base salary, including any increases pursuant to this Section 4, the “Annual Base Salary”).
4.    Other Compensation and Fringe Benefits. In addition to any executive bonus, pension, deferred compensation and long-term incentive plans which Company or an affiliate of Company may from time to time make available to Employee, Employee shall be entitled to the following during the Employment Term:

(a)	the standard Company benefits enjoyed by Company’s other similarly situated executives as a group, including, without limitation, participation in the Company’s retirement and profit sharing plans;

(b)	medical and other insurance coverage (for Employee and any covered dependents) provided by Company to its other similarly situated executives as a group;

(c)
an annual incentive bonus opportunity under Company’s annual incentive plan (“Annual Bonus Plan”) with such opportunity to be earned based upon attainment of performance objectives established by the Board or Committee (“Annual Bonus”). Employee’s target Annual Bonus under the Annual Bonus Plan shall be no less than 165% of Employee’s Annual Base Salary, with a maximum of up to 330% of Employee’s Annual Base Salary (collectively, the target and maximum are referred to as the “Annual Bonus Opportunity”). Employee’s Annual Bonus Opportunity may be periodically reviewed and increased (but not decreased below the levels set forth above without Employee’s express written consent) at the discretion of the Committee. The Annual Bonus, if any, shall be paid no later than the March 15th first following the calendar year to which the Annual Bonus relates. For all years during the Employment Term, the extent to which Employee has earned the Annual Bonus at any level shall be determined using the same performance goals used for other executives under the Annual Bonus Plan for that year (unless otherwise determined by the Committee);

(d)
subject to approval by the Committee, Company shall grant to Employee from time to time restricted stock, restricted stock units, stock options, stock appreciation rights and/or other long-term incentive compensation under the Company’s equity incentive plans;

(e)	reimbursement of up to $15,000 annually in financial and tax planning fees; and

(f)	an annual executive physical at a time and location and with a physician determined by the Company each year.
5.    Vacation. For and during each calendar year within the Employment Term, Employee shall be entitled to reasonable paid vacation periods consistent with Employee’s position and in accordance with Company’s standard policies, or as the Board or Committee may approve. In addition, Employee shall be entitled to such holidays consistent with Company’s standard policies or as the Board or Committee may approve.
6.    Expense Reimbursement. In addition to the compensation and benefits provided herein, Company shall, upon receipt of appropriate documentation, reimburse Employee each month for his reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses to the extent such reimbursement is permitted under Company’s expense reimbursement policy.
7.    Indemnification. To the maximum extent permitted under applicable law, and in addition to any other indemnification to which Employee may be entitled under state statute or any articles of incorporation, bylaws, resolution, or agreement (but without duplication of payments with respect to indemnified amounts), Company hereby agrees to hold harmless and indemnify Employee to the full extent allowed under applicable law, including, but not limited to, holding harmless and indemnifying Employee against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Employee in connection with any threatened, pending, or completed action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of Company), to which the Employee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Employee is, was, or at any time becomes a director, officer, employee or agent of Company, or is or was serving or at any time serves at the request of Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. For purposes of clarity, under no circumstances shall the indemnification provided for in this Section 8 obligate Company to indemnify Employee against any expenses (including attorneys’ fees), judgments, fines and/or amounts paid in settlement which relate to actions taken by Employee which were outside of or beyond the scope of his employment with Company or his position as a director of Company [or with respect to conduct by the Employee that is determined by a court of competent jurisdiction to be willful misconduct or grossly negligent].
8.    Termination of Employment. Company or Employee may terminate Employee’s employment at any time and for any reason in accordance with Subsection 9(a) below. The Employment Term shall be deemed to have ended on the last day of Employee’s employment. The Employment Term shall terminate automatically upon Employee’s death.

(a)
Notice of Termination. Any purported termination of Employee’s employment (other than by reason of death) shall be communicated by written Notice of Termination (as defined herein) from one party to the other in accordance with the notice provisions contained in Section 26. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that indicates the Date of Termination (as that term is defined in Subsection 9(b)) and, with respect to a termination due to Cause (as that term is defined in Subsection 9(d)), Disability (as that term is defined in Subsection 9(e)) or Good Reason (as that term is defined in Subsection 9(f)), sets forth in reasonable detail the facts and circumstances that are alleged to provide a basis for such termination. A Notice of Termination from Company shall specify whether the termination is with or without Cause or due to Employee’s Disability. A Notice of Termination from Employee for Good Reason must expressly specify that the termination is with Good Reason.

(b)
Date of Termination. For purposes of this Agreement, “Date of Termination” shall mean the date specified in the Notice of Termination (but in no event shall such date be earlier than the thirtieth (30th) day following the date the Notice of Termination is given for reasons other than Cause) or the date of Employee’s death.

(c)
No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination, which fact or circumstance was not known to the party giving the Notice of Termination when the notice was given, shall not constitute a waiver of the right to assert such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

(d)
Cause. For purposes of this Agreement, a termination for “Cause” means a termination by Company based upon Employee’s: (i) persistent failure to perform duties consistent with a commercially reasonable standard of care (other than due to a physical or mental impairment or due to an action or inaction directed by Company that would otherwise constitute Good Reason), whether prior to or after the effective date of this Agreement; (ii) willful neglect of duties (other than due to a physical or mental impairment or due to an action or inaction directed by Company that would otherwise constitute Good Reason), whether prior to or after the effective date of this Agreement; (iii) conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty; (iv) material breach of this Agreement; or (v) failure to materially cooperate with or impeding an investigation authorized by the Board. If the Company seeks to terminate Employee for Cause under Subsections 9(d)(i), (ii) or (v), the Notice of Termination shall provide for a period of sixty (60) days to cure the Cause detailed in the Notice of Termination under Subsection 9(d)(i) or (ii), or for a period of five (5) days to cure the Cause detailed in the Notice of Termination under Subsection 9(d)(v). In the event such Cause as stated in the Notice of Termination is not cured within the applicable cure period (which may be extended at the discretion of the Board), then the termination for Cause shall be effective at the end of the cure period.

(e)
Disability. For purposes of this Agreement, “Disability” means that Employee is unable to perform the central functions of Employee’s duties for Company, with or without reasonable accommodation, due to injury or illness, for a period that is expected to last not less than six (6) months, as determined by Company in good faith.

(f)
Good Reason. For purposes of this Agreement, a termination for “Good Reason” means a termination by Employee during the Employment Term based upon the occurrence (without Employee’s express written consent) of any of the following:

(i)	a material diminution in Employee’s position or title, or the assignment of duties to Employee that are materially inconsistent with Employee’s position or title;

(ii)
a material change in the geographic location of Employee’s principal place of employment, which is currently Jacksonville, Florida (i.e., the Company has determined that a relocation of more than thirty-five (35) miles would constitute such a material change);

(iii)
within six (6) months immediately preceding or within two (2) years immediately following a Change in Control: (A) a material adverse change in Employee’s status, authority or responsibility (e.g., the Company has determined that a change in the department or functional group over which Employee has managerial authority would constitute such a material adverse change); (B) a change in the position to whom Employee reports that results in a material adverse change to the Employee’s service relationship or the conditions under which Employee performs his duties; (C) a material adverse change in the position to whom Employee reports or a material diminution in the authority, duties or responsibilities of that position; or (D) a material diminution in the budget over which Employee has managing authority;

(iv)	a material diminution in Employee’s Annual Base Salary or Annual Bonus Opportunity;

(v)	a material breach by the Company of any of its obligations under this Agreement; or

(vi)	a written notice pursuant to Section 3 by the Company to the Employee that this Agreement will not be automatically renewed.
Notwithstanding the foregoing, Employee being placed on a paid leave for up to sixty (60) days pending a determination of whether there is a basis to terminate Employee for Cause shall not constitute Good Reason. Employee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided, however, that no such event described above shall constitute Good Reason unless: (1) Employee gives Notice of Termination to Company specifying the condition or event relied upon for such termination either within ninety (90) days of the initial existence of such event; and (2) Company fails to cure the condition or event constituting Good Reason within thirty (30) days following receipt of Employee’s Notice of Termination.

9.    Obligations of Company Upon Termination.

(a)
Termination by Company Based upon Disability or for any Reason Other than Cause or Death and Termination by Employee for Good Reason. If Employee’s employment is terminated by: (1) Company based upon Employee’s Disability or for any other reason other than Cause or Death; or (2) Employee for Good Reason:

(i)
Company shall pay Employee the following (for the avoidance of doubt, the amounts payable under this Section 10(a)(i) shall be referred to collectively as the “Accrued Obligations”): (A) within five (5) business days after the Date of Termination, any earned but unpaid Annual Base Salary; (B) within a reasonable time following submission of all applicable documentation, any expense reimbursement payments owed to Employee for expenses incurred prior to the Date of Termination; and (C) no later than March 15th of the year in which the Date of Termination occurs, any earned but unpaid Annual Bonus payments relating to the prior calendar year;

(ii)
Company shall pay Employee no later than March 15th of the calendar year following the year in which the Date of Termination occurs, a prorated Annual Bonus based upon the actual Annual Bonus that would have been earned by Employee for the year in which the Date of Termination occurs (based upon the target Annual Bonus Opportunity in the year in which the Date of Termination occurred, or the prior year if no target Annual Bonus Opportunity has yet been determined, and the actual satisfaction of the applicable performance measures, but ignoring any requirement under the Annual Bonus plan that Employee must be employed on the payment date), multiplied by the percentage of the calendar year completed before the Date of Termination;

(iii)
Company shall pay Employee, on the 60th day following the Date of Termination, a lump-sum payment equal to 300% of the sum of: (A) Employee’s Annual Base Salary in effect immediately prior to the Date of Termination (disregarding any reduction in Annual Base Salary to which Employee did not expressly consent in writing); and (B) the highest Annual

Bonus earned by the Employee in the three (3) calendar years preceding the calendar year in which the Date of Termination occurs or, if higher, the target Annual Bonus Opportunity for the year in which the Date of Termination occurs;

(iv)
All stock options, restricted stock and other equity-based incentive awards granted by Company that were outstanding but not vested as of the Date of Termination shall become immediately vested and/or payable, as the case may be; unless the equity incentive awards are based upon the satisfaction of performance criteria; in which case, the time-based vesting conditions applicable to such equity incentive award shall lapse on the Date of Termination, but the applicable performance criteria shall continue to apply to the extent not already satisfied, and the award shall vest if and only if the applicable performance criteria is attained; and

(v)
Company shall pay Employee on the sixtieth (60th) day following the Date of Termination a lump sum equal to thirty-six (36) times the full monthly premiums for COBRA coverage as in effect on the Employee’s Date of Termination.

(b)
Termination by Company for Cause and by Employee without Good Reason. If Employee’s employment is terminated by Company for Cause or by Employee without Good Reason, Company’s only obligation under this Agreement shall be payment of any Accrued Obligations.

(c)
Termination due to Death. If Employee’s employment is terminated due to death, Company shall pay to Employee’s estate or personal representative, within thirty (30) days following termination of employment, a lump-sum payment equal to the sum of: (i) any Accrued Obligations; plus (ii) a prorated Annual Bonus based upon the target Annual Bonus opportunity in the year in which the Date of Termination occurred (or the prior year if no target Annual Bonus opportunity has yet been determined) multiplied by the percentage of the calendar year completed before the Date of Termination; plus (iii) the unpaid portion of the Annual Base Salary for the remainder of the Employment Term.

(d)
Six-Month Delay. To the extent Employee is a “specified employee,” as defined in Section 409A(a)(2)(B)(i)of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance promulgated thereunder and any elections made by the Company in accordance therewith, notwithstanding the timing of payment provided in any other Section of this Agreement, no payment, distribution or benefit under this Agreement that constitutes a distribution of deferred compensation (within the meaning of Treasury Regulation Section 1.409A-1(b)) upon separation from service

(within the meaning of Treasury Regulation Section 1.409A-1(h)), after taking into account all available exemptions, that would otherwise be payable during the six-month period after separation from service, will be made during such six-month period, and any such payment, distribution or benefit will instead be paid on the first business day after such six-month period.
10.    Change in Control.

(a)	Definition of Change in Control. For purposes of this Agreement, the term “Change in Control” shall mean any one of the following:

(i)
the acquisition, directly or indirectly, by any “person” (within the meaning of Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and used in Sections 13(d) and 14(d) thereof) of “beneficial ownership” (within the meaning of Rule 13d-3 of the Exchange Act) of securities of Company possessing more than 50% of the total combined voting power of all outstanding securities of Company;

(ii)
a merger or consolidation in which Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than 50% of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation;

(iii)
a reverse merger in which Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of all outstanding voting securities of Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger;

(iv)
during any period of two (2) consecutive years during the Employment Term or any extensions thereof, individuals, who, at the beginning of such period, constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period;

(v)
the sale, transfer or other disposition (in one transaction or a series of related transactions) of assets of Company that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of Company immediately prior to such sale, transfer or other disposition, other than a sale, transfer or other disposition to an entity (x) which immediately following such sale, transfer or other disposition, owns, directly or indirectly, at least 50% of Company’s outstanding voting securities or (y) 50% or more of whose outstanding voting securities is immediately following such sale, transfer or other disposition owned, directly or indirectly, by Company. For purposes of the foregoing clause, the sale of stock of a subsidiary of Company (or the assets of such subsidiary) shall be treated as a sale of assets of Company; or

(vi)	Shareholder approval of the liquidation or dissolution of Company.
11.    Non-Delegation of Employee’s Rights. The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer.
12.    Confidential Information. Employee acknowledges that he will occupy a position of trust and confidence and will have access to and learn substantial information about Company and its affiliates and their operations that is confidential or not generally known in the industry including, without limitation, information that relates to purchasing, sales, customers, marketing, and the financial positions and financing arrangements of Company and its affiliates. Employee agrees that all such information is proprietary or confidential, or constitutes trade secrets and is the sole property of Company and/or its affiliates, as the case may be. Employee will keep confidential, and will not reproduce, copy or disclose to any other person or firm, any such information or any documents or information relating to Company’s or its affiliates methods, processes, customers, accounts, analyses, systems, charts, programs, procedures, correspondence or records, or any other documents used or owned by Company or any of its affiliates, nor will Employee advise, discuss with or in any way assist any other person, firm or entity in obtaining or learning about any of the items described in this Section 13. Accordingly, Employee agrees that during the Employment Term and at all times thereafter he will not disclose, or permit or encourage anyone else to disclose, any such information, nor will he utilize any such information, either alone or with others, outside the scope of his duties and responsibilities with Company and its affiliates.
13.    Non-Competition.

(a)
During Employment Term. Employee agrees that, during the Employment Term, he will devote such business time, attention and energies reasonably necessary to the diligent and faithful performance of the services to Company and its affiliates, and he will not engage in any way whatsoever, directly or indirectly, in any business that is a direct competitor with Company’s or its affiliates principal business, nor solicit customers, suppliers or employees of Company or affiliates on behalf of, or in any other manner work for or assist any business which is a direct competitor with Company’s or its affiliates’ principal business. In addition, during the Employment Term, Employee will undertake no planning for or organization of any business activity competitive with the work he performs as an employee of Company, and Employee will not combine or conspire with any other employee of Company or any other person for the purpose of organizing any such competitive business activity.

(b)
After Employment Term. The parties acknowledge that Employee will acquire substantial knowledge and information concerning the business of Company and its affiliates as a result of his employment. The parties further acknowledge that the scope of business in which Company and its affiliates are engaged as of the Effective Date is national and very competitive and one in which few companies can successfully compete. Competition by Employee in that business after the Employment Term would severely injure Company and its affiliates. Accordingly, for a period of one (1) year after Employee’s employment terminates for any reason whatsoever, except as otherwise stated herein below, Employee agrees: (1) not to become an employee, consultant, advisor, principal, partner or substantial shareholder of any firm or business that directly competes with Company or its affiliates in their principal products and markets; and (2), on behalf of any such competitive firm or business, not to solicit any person or business that was at the time of such termination and remains a customer or prospective customer, a supplier or prospective supplier, or an employee of Company or an affiliate.

14.    Return of Company Documents. Upon termination of the Employment Term, Employee shall return immediately to Company all records and documents of or pertaining to Company or its affiliates and shall not make or retain any copy or extract or any such record or document, or any other property of Company or its affiliates.
15.    Improvements and Inventions. Any and all improvements or inventions that Employee may make or participate in during the Employment Term, unless wholly unrelated to the business of Company and its affiliates and not produced within the scope of Employee’s employment hereunder, shall be the sole and exclusive property of Company. Employee shall, whenever requested by Company, execute and deliver any and all documents that Company deems appropriate in order to apply for and obtain patents or copyrights in improvements or inventions or in order to assign and/or convey to Company the sole and exclusive right, title and interest in and to such improvements, inventions, patents, copyrights or applications.

16.    Actions. The parties agree and acknowledge that the rights conveyed by this Agreement are of a unique and special nature and that Company will not have an adequate remedy at law in the event of a failure by Employee to abide by its terms and conditions, nor will money damages adequately compensate for such injury. Therefore, it is agreed between and hereby acknowledged by the parties that, in the event of a breach by Employee of any of the obligations of this Agreement, Company shall have the right, among other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain or compel Employee to perform as agreed herein. Employee hereby acknowledges that obligations under Sections and Subsections 13, 14(b), 15, 16, 17 and 18 shall survive the termination of employment and be binding by their terms at all times subsequent to the termination of employment for the periods specified therein. Nothing herein shall in any way limit or exclude any other right granted by law or equity to Company.
17.    Release. Notwithstanding any provision herein to the contrary, Company may require that, prior to payment of any amount or provision of any benefit under Section 10(a) (other than due to Employee’s death), Employee shall have executed a complete release of Company and its affiliates and related parties in such form as is reasonably required by Company, and any waiting periods contained in such release shall have expired. With respect to any release required to receive payments owed pursuant to Section 10(a): (i) Company must provide Employee with the form of release no later than seven (7) days after the Date of Termination; (ii) the release must be signed by Employee and returned to Company effective and irrevocable, no later than fifty (50) days after the Date of Termination as applicable; and (iii) payments owed under Section 10(a) shall be paid on the sixtieth (60th) day following the Date of Termination, unless Section 10(a) provides that such payments shall be made on a later date. The Company shall not be required to make these termination payments in the absence of the execution by Employee of the release provided under this Section 18.
18.    No Mitigation. Company agrees that, if Employee’s employment hereunder is terminated during the Employment Term, Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to Employee by Company hereunder. Further, the amount of any payment or benefit provided for hereunder shall not be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits or otherwise.
19.    Entire Agreement and Amendment. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and, except as expressly provided otherwise in this Agreement) supersedes and replaces all prior agreements, understandings and commitments with respect to such subject matter. This Agreement may be amended only by a written document signed by both parties to this Agreement.
20.    Governing Law. The Employee acknowledges and agrees that the Company’s headquarters is located in Jacksonville, Florida and that this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any litigation pertaining to this Agreement shall be adjudicated in courts located in Duval County, Florida.
21.    Successors. This Agreement may not be assigned by Employee. In addition to any obligations imposed by law upon any successor to Company, Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the stock, business and/or assets of Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. Failure of Company to obtain such assumption by a successor shall be a material breach of this Agreement. Employee agrees and consents to any such assumption by a successor of Company, as well as any assignment of this Agreement by Company for that purpose. As used in this Agreement, “Company” shall mean Company as herein before defined as well as any such successor that expressly assumes this Agreement or otherwise becomes bound by all of its terms and provisions by operation of law.
22.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
23.    Attorneys’ Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceedings against the other party to interpret or enforce any of the terms hereof, and the matter is litigated, the party prevailing on the majority of the significant issues as determined by the court and not a jury shall be promptly paid by the other party its reasonable legal fees, court costs, litigation expenses, all as determined by the court and not a jury, and such payment shall be made by the non-prevailing party no later than the end of the Employee’s tax year following the Employee’s tax year in which the payment amount becomes known and payable; provided, however, that on or after a Change in Control, and following Employee’s termination of employment with the Company, if any party finds it necessary to employ legal counsel or to bring an action at law or other proceedings against the other party to interpret or enforce any of the terms hereof, Company shall pay (on an ongoing basis) to Employee to the fullest extent permitted by law, all legal fees, court costs and litigation expenses reasonably incurred by Employee or others on his behalf (such amounts collectively referred to as the “Reimbursed Amounts”); provided, further, that Employee shall reimburse Company for the Reimbursed Amounts if it is determined that a majority of Employee’s claims or defenses were frivolous or without merit. Requests for payment of Reimbursed Amounts, together with all documents required by the Company to substantiate them, must be submitted to Company no later than ninety (90) days after the expense was incurred. The Reimbursed Amounts shall be paid by Company within ninety (90) days after receiving the request and all substantiating documents requested from Employee. The payment of Reimbursed Amounts during Employee’s tax year will not impact the Reimbursed Amounts for any other taxable year. The rights under this Section 24 shall survive the termination of employment and this Agreement until the expiration of the applicable statute of limitations.
24.    Severability. If any section, subsection or provision hereof is found for any reason whatsoever to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of Employee in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the covenants in this Agreement.
25.    Notices. Any notice, request, or instruction to be given hereunder shall be in writing and shall be deemed given when personally delivered, when delivered by a reputable overnight courier, or three (3) days after being sent by United States Certified Mail, postage prepaid, with Return Receipt Requested, to the parties at their respective addresses set forth below:
To Company:
Lender Processing Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attention: General Counsel

To Employee:
Hugh R. Harris
112 Cutter Court
Ponte Vedra Beach, FL 32082

26.    Waiver of Breach. The waiver by any party of any provisions of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach by the other party.
27.    Tax Withholding. Company or an affiliate may deduct from all compensation and benefits payable under this Agreement any taxes or withholdings Company is required to deduct pursuant to state, federal or local laws.
28.    Code Section 409A. To the extent applicable, it is intended that this Agreement and any payment made hereunder shall comply with the requirements of Section 409A of the Code, and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Code Section 409A”). For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Code Section 409A. To the extent any provision of this Agreement is ambiguous as to its compliance with Code Section 409A, the provision will be read in such a manner so that all payments hereunder comply with Code Section 409A. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Code Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Code Section 409A under another provision of Section 409A. Payments pursuant to Sections 5 and 10 hereof are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Any reimbursement of expenses shall be paid no later that the last day of the calendar year following the year in which the expense was incurred and is not in exchange for another benefit. Any provision that would cause the Agreement or any payment hereof to fail to satisfy Code Section 409A shall have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date first set forth above.

LENDER PROCESSING SERVICES, INC.

By: /s/ Todd C. Johnson
Name: Todd C. Johnson
Its: EVP & General Counsel

/s/ Hugh R. Harris
Hugh R. Harris